UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2011 (June 21, 2011)

LUMINEX CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	000-30109	74-2747608
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12212 TECHNOLOGY BLVD., AUSTIN, TEXAS	78727
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 219-8020

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On June 21, 2011, Luminex Corporation, a Delaware corporation, (“Luminex”), Century Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Luminex (“Merger Sub”), EraGen Biosciences, Inc., a Delaware corporation (“EraGen”), and a representative of the EraGen securityholders entered into an Agreement and Plan of Merger (the “Agreement”) pursuant to which EraGen will merge with and into Merger Sub and EraGen will continue as the surviving corporation as a wholly-owned subsidiary of Luminex (the “Merger”).

Under the terms of the Agreement, Luminex will acquire all of the outstanding capital stock and warrants of EraGen in exchange for approximately $34 million cash consideration, subject to working capital and specified cash balance adjustments and certain payments that Luminex will make on EraGen’s behalf.  Of such consideration, $5.440 million would be deposited in escrow as security for breaches of representations and warranties and certain other expressly enumerated matters and $150,000 would be deposited in escrow to satisfy any post-closing adjustments relating to EraGen’s working capital and specified cash balance at closing.

The completion of the Merger is subject to customary conditions, including, among others, the absence of any law or order prohibiting the closing, EraGen receiving the requisite stockholder approval to complete the Merger, certain waivers of appraisal rights, and delivery of specified equityholder releases, certain employment related matters and certain other ancillary documents.  EraGen has made customary representations and warranties and has agreed to related indemnification obligations in the Agreement, which would generally expire 18 months after the closing and 24 months in certain limited cases.  EraGen has agreed to various customary pre-closing covenants and agreements, including, among other things, not to solicit alternate transactions, to conduct its business in the ordinary course during the period between the date of the Agreement and the effectiveness of the Merger and to refrain from taking various non-ordinary course actions during that period.

The Agreement may be terminated by each of Luminex and EraGen under specified circumstances, including if the Merger is not consummated within twenty-five days from the date the information statement regarding the Merger is mailed to EraGen’s stockholders.  The Agreement further provides that upon the termination of the Agreement in the event that EraGen takes certain actions with respect to an alternate transaction, EraGen will be required to pay to Luminex a cash termination fee of $1.496 million.  The parties currently anticipate closing the transaction in the next several weeks.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated June 21, 2011, announcing signing of the Agreement and Plan of Merger with EraGen Biosciences, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 21, 2011	LUMINEX CORPORATION

	By:	/s/ Harriss T. Currie
		Name:	Harriss T. Currie
		Title:	Chief Financial Officer, Vice President of Finance

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated June 21, 2011, announcing signing of the Agreement and Plan of Merger with EraGen Biosciences, Inc.